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                                                                     EXHIBIT 4.1
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                       PINNACLE FOODS HOLDING CORPORATION

                    8-1/4% Senior Subordinated Notes due 2013

                            -----------------------

                                    INDENTURE

                          Dated as of November 25, 2003

                            -----------------------

                            WILMINGTON TRUST COMPANY,

                                   as Trustee

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                   Definitions and Incorporation by Reference

Section 1.01.  Definitions.........................................    1
Section 1.02.  Other Definitions...................................   26
Section 1.03.  Incorporation by Reference of Trust Indenture Act...   27
Section 1.04.  Rules of Construction...............................   28

                                   ARTICLE II

                                 The Securities

Section 2.01.  Amount of Securities; Issuable in Series............   28
Section 2.02.  Form and Dating.....................................   29
Section 2.03.  Execution and Authentication........................   30
Section 2.04.  Registrar and Paying Agent..........................   30
Section 2.05.  Paying Agent To Hold Money in Trust.................   31
Section 2.06.  Holder Lists........................................   31
Section 2.07.  Transfer and Exchange...............................   31
Section 2.08.  Replacement Securities..............................   32
Section 2.09.  Outstanding Securities..............................   33
Section 2.10.  Temporary Securities................................   33
Section 2.11.  Cancelation.........................................   33
Section 2.12.  Defaulted Interest..................................   34
Section 2.13.  CUSIP and ISIN Numbers..............................   34

                                   ARTICLE III

                                   Redemption

Section 3.01.  Notices to Trustee..................................   34
Section 3.02.  Selection of Securities To Be Redeemed..............   34
Section 3.03.  Notice of Redemption................................   35
Section 3.04.  Effect of Notice of Redemption......................   36
Section 3.05.  Deposit of Redemption Price.........................   36
Section 3.06.  Securities Redeemed in Part.........................   36
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                                               ARTICLE IV

                                               Covenants
Section 4.01.  Payment of Securities....................................................................  36
Section 4.02.  Reports..................................................................................  37
Section 4.03.  Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.................  37
Section 4.04.  Limitation on Restricted Payments........................................................  41
Section 4.05.  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries..  46
Section 4.06.  Limitation on Asset Sales................................................................  48
Section 4.07.  Limitation on Transactions with Affiliates...............................................  51
Section 4.08.  Change of Control........................................................................  53
Section 4.09.  Compliance Certificate...................................................................  55
Section 4.10.  Further Instruments and Acts.............................................................  56
Section 4.11.  Future Guarantees........................................................................  56
Section 4.12.  Limitation on Business Activities........................................................  56
Section 4.13.  Limitation on Liens......................................................................  56
Section 4.14.  No Senior Subordinated Debt..............................................................  57
Section 4.15.  Designation of Restricted and Unrestricted Subsidiaries..................................  57

                                               ARTICLE V

                                           Successor Company

Section 5.01.  When Company May Merge or Transfer Assets................................................  57

                                               ARTICLE VI

                                         Defaults and Remedies

Section 6.01.  Events of Default........................................................................  59
Section 6.02.  Acceleration.............................................................................  61
Section 6.03.  Other Remedies...........................................................................  61
Section 6.04.  Waiver of Past Defaults..................................................................  61
Section 6.05.  Control by Majority......................................................................  62
Section 6.06.  Limitation on Suits......................................................................  62
Section 6.07.  Rights of Holders to Receive Payment.....................................................  62
Section 6.08.  Collection Suit by Trustee...............................................................  63
Section 6.09.  Trustee May File Proofs of Claim.........................................................  63
Section 6.10.  Priorities...............................................................................  63
Section 6.11.  Undertaking for Costs....................................................................  64
Section 6.12.  Waiver of Stay or Extension Laws.........................................................  64
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                                       ii

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
                                   ARTICLE VII

                                     Trustee
Section 7.01.  Duties of Trustee.....................................  64
Section 7.02.  Rights of Trustee.....................................  65
Section 7.03.  Individual Rights of Trustee..........................  66
Section 7.04.  Trustee's Disclaimer..................................  66
Section 7.05.  Notice of Defaults....................................  66
Section 7.06.  Reports by Trustee to Holders.........................  67
Section 7.07.  Compensation and Indemnity............................  67
Section 7.08.  Replacement of Trustee................................  68
Section 7.09.  Successor Trustee by Merger...........................  69
Section 7.10.  Eligibility; Disqualification.........................  69
Section 7.11.  Preferential Collection of Claims Against Company.....  69

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

Section 8.01.  Discharge of Liability on Securities; Defeasance......  69
Section 8.02.  Conditions to Defeasance..............................  70
Section 8.03.  Application of Trust Money............................  72
Section 8.04.  Repayment to Company..................................  72
Section 8.05.  Indemnity for Government Obligations..................  72
Section 8.06.  Reinstatement.........................................  72

                                   ARTICLE IX

                                   Amendments

Section 9.01.  Without Consent of Holders............................  73
Section 9.02.  With Consent of Holders...............................  74
Section 9.03.  Compliance with Trust Indenture Act...................  75
Section 9.04.  Revocation and Effect of Consents and Waivers.........  75
Section 9.05.  Notation on or Exchange of Securities.................  76
Section 9.06.  Trustee to Sign Amendments............................  76
Section 9.07.  Payment for Consent...................................  76

                                    ARTICLE X

                                  Subordination

Section 10.01. Agreement To Subordinate..............................  76
Section 10.02. Liquidation, Dissolution, Bankruptcy..................  77
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                                       iii

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Section 10.03.  Default on Designated Senior Debt.........................................   77
Section 10.04.  Acceleration of Payment of Securities.....................................   79
Section 10.05.  When Distribution Must Be Paid Over.......................................   79
Section 10.06.  Subrogation...............................................................   79
Section 10.07.  Relative Rights...........................................................   79
Section 10.08.  Subordination May Not Be Impaired by Company..............................   79
Section 10.09.  Rights of Trustee and Paying Agent........................................   79
Section 10.10.  Distribution or Notice to Representative..................................   80
Section 10.11.  Article X Not To Prevent Events of Default or Limit Right To Accelerate...   80
Section 10.12.  Trust Monies Not Subordinated.............................................   80
Section 10.13.  Trustee Entitled To Rely..................................................   80
Section 10.14.  Trustee To Effectuate Subordination.......................................   81
Section 10.15.  Trustee Not Fiduciary for Holders of Senior Debt..........................   81
Section 10.16.  Reliance by Holders of Senior Debt on Subordination Provisions............   81

                                        ARTICLE XI

                                     Note Guarantees

Section 11.01.  Note Guarantees...........................................................   81
Section 11.02.  Limitation on Liability...................................................   84
Section 11.03.  Releases of Note Guarantees...............................................   84
Section 11.04.  Successors and Assigns....................................................   85
Section 11.05.  No Waiver.................................................................   85
Section 11.06.  Modification..............................................................   85
Section 11.07.  Execution of Supplemental Indenture for Future Note Guarantors............   85
Section 11.08.  Non-Impairment............................................................   85

                                       ARTICLE XII

                          Subordination of the Note Guarantees

Section 12.01.  Agreement To Subordinate..................................................   86
Section 12.02.  Liquidation, Dissolution, Bankruptcy......................................   86
Section 12.03.  Default on Designated Senior Debt of a Note Guarantor.....................   86
Section 12.04.  Demand for Payment........................................................   88
Section 12.05.  When Distribution Must Be Paid Over.......................................   88
Section 12.06.  Subrogation...............................................................   88
Section 12.07.  Relative Rights...........................................................   88
Section 12.08.  Subordination May Not Be Impaired by a Note Guarantor.....................   89
Section 12.09.  Rights of Trustee and Paying Agent........................................   89
Section 12.10.  Distribution or Notice to Representative..................................   89
Section 12.11.  Article XII Not To Prevent Events of Default or Limit Right To Accelerate.   89
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
Section 12.12.  Trustee Entitled To Rely................................................................   90
Section 12.13.  Trustee To Effectuate Subordination.....................................................   90
Section 12.14.  Trustee Not Fiduciary for Holders of Senior Debt of a Note Guarantor....................   90
Section 12.15.  Reliance by Holders of Senior Debt of a Note Guarantor on Subordination Provisions......   90
Section 12.16.  Defeasance..............................................................................   91

                                              ARTICLE XIII

                                             Miscellaneous

Section 13.01.  Trust Indenture Act Controls............................................................   91
Section 13.02.  Notices.................................................................................   91
Section 13.03.  Communication by Holders with Other Holders.............................................   92
Section 13.04.  Certificate and Opinion as to Conditions Precedent......................................   92
Section 13.05.  Statements Required in Certificate or Opinion...........................................   92
Section 13.06.  When Securities Disregarded.............................................................   93
Section 13.07.  Rules by Trustee, Paying Agent and Registrar............................................   93
Section 13.08.  Legal Holidays..........................................................................   93
Section 13.09.  GOVERNING LAW...........................................................................   93
Section 13.10.  No Recourse Against Others..............................................................   93
Section 13.11.  Successors..............................................................................   93
Section 13.12.  Counterparts............................................................................   93
Section 13.13.  Table of Contents; Headings.............................................................   94

Appendix A      -   Provisions Relating to Original Securities, Additional
                    Securities and Exchange Securities
Exhibit A       -   Form of Initial Security
Exhibit B       -   Form of Exchange Security
Exhibit C       -   Form of Supplemental Indenture
Exhibit D       -   Form of Transferee Letter of Representation

                    INDENTURE dated as of November 25, 2003, among PINNACLE
               FOODS HOLDING CORPORATION, a Delaware corporation (the "Company"); PINNACLE FOODS CORPORATION, a Delaware corporation, PF SALES, LLC, a Delaware limited liability company, PF DISTRIBUTION, LLC, a Delaware limited liability company, PINNACLE FOODS BRANDS CORPORATION, a Delaware corporation, PF STANDARDS CORPORATION, a New Jersey corporation, PINNACLE FOODS MANAGEMENT CORPORATION, a Connecticut corporation, and PF SALES (N. CENTRAL REGION) CORP., a Delaware corporation, as Note Guarantors; and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's 8-1/4% Senior Subordinated Notes due 2013 issued on the date hereof (the "Original Securities"), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities") and (c) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 8-1/4% Senior Subordinated Notes due 2013 issued in the Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Securities (the "Exchange Securities" and, together with the Initial Securities, the "Securities"). The Company will issue Original Securities in an aggregate principal amount of $200,000,000 on the date hereof. Subject to the conditions and in compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Securities from time to time.

                                   ARTICLE I

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions.

            "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or became a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "additional interest" means any additional interest payable under the Registration Agreement.

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                                                                               2

            "Additional Securities" means any 8-1/4% Senior Subordinated Notes due 2013 issued under the terms of this Indenture subsequent to the Closing Date (other than the Exchange Securities issued in exchange for Original Securities).

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

            "Asset Sale" means (1) the sale, lease (other than an operating lease entered into in the ordinary course of business), conveyance or other disposition of any assets of the Company or any Restricted Subsidiary; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Sections 4.08 and 5.01 of this Indenture and not by the provisions of Section 4.06 hereof, as applicable, and (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (in each case other than directors' qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary). Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (1) any single transaction or series of related transactions that involves assets or rights having a fair market value of less than $3.0 million,
(2) a transfer of assets between or among the Company and its Restricted Subsidiaries, (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary in connection with such transaction), (4) the sale or lease of inventory or accounts receivable in the ordinary course of business or accounts receivable in connection with the compromise, settlement or collection thereof, (5) the sale or disposition of obsolete, damaged or worn out equipment or property in the ordinary course of business or any other property that is uneconomic or no longer useful to the conduct of the Company's business,
(6) the sale or other disposition of cash or Cash Equivalents, (7) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (7), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual

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                                                                               3

agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction, (8) a Restricted Payment permitted by Section 4.04 or Permitted Investment or (9) the sale of Equity Interest in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

            "Aurora Acquisition" means the acquisition of Aurora Foods Inc., a Delaware corporation on substantially the terms described in the Offering Memorandum, provided that the consummation of the Aurora Acquisition shall be deemed to be on substantially the terms described in the Offering Memorandum, so long as any changes to such terms, taken as a whole, are not disadvantageous to the Holders of the Securities in any material respect.

            "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term "Beneficially Owns" has a corresponding meaning.

            "Board of Directors" means (1) with respect to a corporation, the board of directors of the corporation, (2) with respect to a partnership or limited liability company, the managing general partner or partners or the managing member or members or any controlling committee of partners or members, as applicable, and (3) with respect to any other Person, any similar governing body.

            "Business Day" means each day that is not a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

            "Capital Stock" means (1) in the case of a corporation, corporate stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (1) United States dollars, (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith

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                                                                               4

and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition, (3) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition and at the time of acquisition rated "A" or better from either of Moody's or S&P, (4) certificates of deposit, time deposits and Eurodollar time deposits or bankers acceptances' with maturities of one year or less from the date of acquisition, and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having, at the time of acquisition, capital and surplus in excess of $500.0 million, (5) repurchase obligations with a term of not more than six months for underlying securities of the types described in clauses (2),
(3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above, (6) commercial paper rated at the time of acquisition thereof at least "A-1" or the equivalent by Moody's or at least "P-1" or the equivalent by S&P (or carrying an equivalent rating by a nationally recognized rating agency if both the two named agencies cease publishing ratings of investments) and in each case maturing within one year after the date of acquisition and (7) interests in investment companies or money market funds at least 95% of the assets of which constitute, at the time of acquisition, cash and Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

            "CEH" means Crunch Equity Holding, LLC, a Delaware limited liability company.

            "Change of Control" means the occurrence of any of the following:

            (1) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the "parent entity") if such other person is the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity and the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

            (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as defined in clause (1) above) other than a Permitted Holder;

            (3) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company; or

            (4) after the first public offering of Capital Stock of either Holdings or the Company, (A) if such public offering is of Holdings' Capital Stock, the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors or (B) if such public offering is of the Company's Capital Stock, the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

            "Closing Date" means the date of this Indenture.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commodity Price Protection Agreement" means, with respect to any Person, any forward contract, commodity swap, commodity option or other similar agreement or arrangement relating to, or the value of which is dependent upon or which is designed to protect such Person against, fluctuations in commodity prices.

            "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

            (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

            (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

            (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

            (4) Securitization Fees to the extent deducted in calculating Consolidated Net Income for such period; minus

            (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

            (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person (and if such Net Income is a loss shall be included only to the extent that such loss has been funded with cash by the specified Person or a Restricted Subsidiary of the specified Person);

            (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions or the making of loans or intercompany advances by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

            (3) any net gain or loss realized upon the sale or other disposition of any asset of such Person or its Restricted Subsidiaries (including pursuant to a Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any net gain or loss realized upon the sale or other disposition of any Equity Interest of any Person shall be excluded;

            (4) any extraordinary gain or loss shall be excluded;

            (5) any non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards shall be excluded;

            (6) any non-recurring fees, charges or other expenses made or incurred in connection with the Merger and the transactions contemplated thereby within 180 days of the Closing Date shall be excluded;

            (7) the cumulative effect of a change in accounting principles shall be excluded; and

            (8) any non-cash goodwill impairment charges subsequent to the Closing Date resulting from the application of SFAS No. 142 or 144 shall be excluded.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of CEH who was (1) a member of such Board of Directors on the Closing Date, (2) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (3) nominated for election or appointed to such Board of Directors by a Permitted Holder.

            "Credit Agreement" means that certain Credit Agreement, dated as of November 25, 2003 among Holdings, the Company, Deutsche Bank Trust Company Americas, General Electric Capital Corporation, JPMorgan Chase Bank, Citigroup North America, Inc., Canadian Imperial Bank of Commerce, JPMorgan Securities Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and the lenders from time to time thereunder, providing for up to $545.0 million of term loans and $130.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, supplemented, renewed, refunded, replaced, restructured, restated or refinanced from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) whether with the original agents and lenders or otherwise and whether provided under the original credit agreement or other credit agreements or otherwise.

            "Credit Facilities" means one or more debt facilities (including the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, supplemented, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder).

            "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreements, futures contract, options contract, synthetic cap or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary for the purpose of hedging foreign currency risk.

            "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "Designated Non-Cash Consideration" means the fair market value of non-cash consideration received by the Company or one or more of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of valuation.

            "Designated Senior Debt" means (1) any Indebtedness outstanding under the Credit Agreement and (2) any other Senior Debt permitted under this Indenture, the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable or exercisable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than an event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature; provided, however, that any class of Capital Stock that, by its terms, authorizes the issuer thereof to satisfy in full its obligations with respect to payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by delivery of Capital Stock that is not Disqualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, shall not be deemed Disqualified Stock so long as such issuer satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless the Company has first complied with the provisions described in Sections 4.06 and 4.08 of this Indenture.

            "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Equity Offering" means a public or private sale for cash of Capital Stock (other than Disqualified Stock).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Indebtedness" means the Indebtedness of the Company (other than Indebtedness under the Credit Agreement) in existence on the Closing Date.

            "Existing Management Stockholders" means CDM Investor Group LLC, a Delaware limited liability company, and the members thereof on the Closing Date.

            "Fixed Charges" means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

            (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

            (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

            (4) Securitization Fees; plus

            (5) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or preferred stock of any of its Restricted Subsidiaries that are not Note Guarantors, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

            (1) Investments, acquisitions, mergers and consolidations that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act and may include operating expense reductions (net of continuing associated expenses but excluding non-recurring associated expenses) for such period resulting from the acquisition which is being given pro forma effect to that either
      (a) would be permitted pursuant to Rule 11-02 of Regulation S-X under the Securities Act or (b) have been realized or for which substantially all the steps necessary for realization have been taken or at the time of determination are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing of any facility, as applicable, provided that such adjustments shall be calculated on an annualized basis and shall be set forth in an Officers' Certificate signed by the Company's chief financial officer and another officer which states in detail (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and
      (iii) that such adjustment or adjustments and the plan or plans related thereto have been reviewed and approved by the Board of Directors. Any such Officers' Certificate shall be provided to the Trustee if the Company incurs any Indebtedness or takes any other action under this Indenture in reliance thereon;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

            (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

In addition, to the extent, if any, not covered by the foregoing, if the transactions have been consummated during the four-quarter period used to determine the Fixed Charge Coverage Ratio, then the Consolidated Cash Flow for such period shall reflect, to the extent incurred during such period, each item reflected in Adjusted EBITDA (but not in EBITDA) for the period ended July 31, 2003, as set forth in the Offering Memorandum under "PFHC summary and historical pro forma financial data."

If any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the date of determination in excess of 12 months).

            "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock of such Person or preferred stock of a Restricted Subsidiary of such Person subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

            "Foreign Subsidiary" means a Restricted Subsidiary that is not a Domestic Subsidiary.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

            "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (2) any Currency Agreement or Commodity Price Protection Agreement and (3) other agreements or arrangements of a similar character designed to protect such Person against fluctuations in interest rates.

            "Holder" means the Person in whose name a Security is registered on the Registrar's books.

            "Holdings" means Crunch Holding Corp., a Delaware corporation.

            "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof);

            (3) in respect of banker's acceptances;

            (4) representing Capital Lease Obligations;

            (5) representing the deferred and unpaid balance of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

            (6) amounts outstanding and other obligations of such Person in respect of a Qualified Receivables Transaction;

            (7) representing any Hedging Obligations; or

            (8) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, if and to the extent any of the preceding items (other than amounts in respect of letters of credit, Hedging Obligations, Qualified Receivables Transactions and Disqualified Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons; and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

            (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

In addition, for purposes of determining the outstanding principal amount of any particular Indebtedness incurred pursuant to the covenant described in Section 4.03:

            (1) guarantees or obligations in respect of letters of credit relating to Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be double-counted;

            (2) the principal amount of any preferred stock of a Restricted Subsidiary of the Company shall be the greater of the maximum mandatory redemption or purchase price (not including, in either case, any redemption or purchase premium) or the maximum liquidation preference; and

            (3) the principal amount of Indebtedness or of preferred stock of a Restricted Subsidiary of the Company issued at a price less than the principal amount thereof, maximum fixed redemption or repurchase price thereof or liquidation preference thereof, as applicable, shall be equal to the amount of the liability or obligation in respect thereof determined in accordance with GAAP.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and payroll, travel and similar advances to officers and employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.04(c) hereof.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

            "Merger" means the merger to occur on the Closing Date pursuant to the Merger Agreement.

            "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of August 8, 2003, by and among the Company, Holdings, Crunch Acquisition Corp. and HMTF PF, L.L.C.

            "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "Net Cash Proceeds" with respect to any issuance or sale of Equity Interests, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any Designated Non-cash Consideration or other non-cash consideration received in any Asset Sale), net of the direct costs, fees and expenses relating to such Asset Sale, including:

            (1) legal, accounting and investment banking fees and all other professionals' and advisors' fees;

            (2) sales commissions, title and recording expenses and any relocation expenses incurred as a result of the Asset Sale;

            (3) taxes paid or payable or required to be accrued as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

            (4) amounts required to be applied to the repayment of Indebtedness (including all interest, premium, penalties, breakage, indemnities and fees in connection therewith), other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale;

            (5) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

            (6) any appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Sale and retained by the Company or any of its Restricted Subsidiaries after such Asset Sale or as a reserve established in accordance with GAAP, for adjustment in the sales prices of the asset or assets but only for so long as such reserve is required in accordance with GAAP.

            "Non-Recourse Debt" means Indebtedness (1) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable as a guarantor or otherwise or (C) constitutes the lender; (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity and (3) with respect to which there is no recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Company or any of its Restricted Subsidiaries) or assets of the Company or any of its Restricted Subsidiaries.

            "Note Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Person pursuant to the terms of this Indenture.

            "Note Guarantor" means (1) each of the Company's existing and future Domestic Subsidiaries, (2) any Foreign Subsidiary that in the future guarantees any obligation under the Credit Facilities, (3) any other Subsidiary that executes a guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns and (4) if Holdings executes a guarantee in accordance with the provisions of this Indenture, Holdings and its successors and assigns.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. "Officer" of a Note Guarantor has a correlative meaning.

            "Offering Memorandum" means the offering memorandum dated November 20, 2003, relating to the Original Securities.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Note Guarantor or the Trustee.

            "Permitted Business" means any business that derives a majority of its revenues from the businesses engaged in by the Company and its Restricted Subsidiaries on the date of original issuance of the Securities and/or activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of original issuance of the Securities.

            "Permitted Business Unit" means a store, branch, distribution center, region or other similar unit of a Permitted Business or the operations and assets of any of the foregoing.

            "Permitted Holder" means JPMorgan Partners, LLC and J.W. Childs Associates, L.P. or their Affiliates, the Existing Management Stockholders or their Related Parties or any Person acting in the capacity of underwriter in connection with a public or private offering of the Company's or Holdings' Equity Interests.

            "Permitted Investments" means:

            (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

            (2) any Investment in Cash Equivalents;

            (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                  (A) such Person becomes a Restricted Subsidiary of the
            Company; or

                  (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

            (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06 hereof;

            (5) any acquisition of assets or Equity Interests solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

            (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

            (7) Hedging Obligations;

            (8) receivables owing to the Company or any Restricted Subsidiary and prepaid expenses if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

            (9) advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

            (10) deposits, bid bonds and performance bonds with governmental authorities made in the ordinary course of business;

            (11) Investments existing on the Closing Date and Investments contributed to the common equity capital of the Company subsequent to the Closing Date;

            (12) endorsements of negotiable instruments and documents in the ordinary course of business;

            (13) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture, provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

            (14) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction, and any other Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

            (15) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) since the Closing Date, not to exceed $12.0 million or, if the Aurora Acquisition has been consummated, 2.0% of Total Assets;

            (16) repurchases of the Securities as long as the repurchased Securities are cancelled promptly after purchase;

            (17) any Investment acquired by the Company or any of its Restricted Subsidiaries in exchange for any other investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or account receivable;

            (18) loans and advances to officers, directors and employees made in the ordinary course of business of the Company or any Restricted Subsidiary; and

            (19) guarantees issued in accordance with Sections 4.03 and 4.11.

            "Permitted Junior Securities" means (1) Equity Interests in the Company or any Guarantor or (2) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Securities and the guarantees are subordinated to Senior Debt under this Indenture; provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Credit Agreement is treated as part of the same class as the Securities for purposes of such plan of reorganization.

            "Permitted Liens" means:

            (1) Liens on assets of the Company or any Note Guarantor securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

            (2) Liens in favor of the Company or the Note Guarantors;

            (3) Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

            (4) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

            (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, supply bonds, construction bonds or other obligations of a like nature incurred in the ordinary course of business;

            (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.03(b)(iv) covering only the assets acquired with such Indebtedness;

            (7) Liens existing on the Closing Date;

            (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

            (9) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

            (10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.5 million in the aggregate at any one time outstanding;

            (11) judgment Liens not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

            (12) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

                  (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and

                  (B) such deposit account is not intended by the Company or any of its Restricted Subsidiaries to provide collateral to the depository institution;

            (13) Liens securing the Securities and any Guarantees;

            (14) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

            (15) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

            (16) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as the use of real properties of Liens incidental to the conduct of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (17) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred under Section 4.03; and

            (18) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other

Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

            (1) the principal amount (or if issued with original discount, the aggregate issue price) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses, premiums and defeasance costs incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or the guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Securities or the guarantees, as the case may be, on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by the Company or by its Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

            "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (A) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (B) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

            "Receivables Subsidiary" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (A) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (B) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or (C) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (3) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Related Parties" means with respect to a Person (1) that is a natural person (A) any spouse, parent or lineal descendant (including adopted children) of such Person or (B) the estate of such Person during any period in which such estate holds Capital Stock of the Company for the benefit of any person referred to in clause (1)(A) and (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (a).

            "Representative" means the trustee, agent or representative (if any) for an issuer of Senior Debt.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries.

            "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the Securities issued under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securitization Fees" means reasonable distributions, payments or other fees made or paid directly or by means of discounts (i) to a Person that is not a Receivables Subsidiary and (ii) with respect to any participation interest issued or sold in connection with a Qualified Receivables Transaction.

            "Senior Debt" means:

            (1) all Indebtedness of the Company or any Note Guarantor outstanding under Credit Facilities (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings);

            (2) all Hedging Obligations permitted to be incurred under the terms of this Indenture;

            (3) any other Indebtedness of the Company or any Note Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities or any guarantee; and

            (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

Notwithstanding anything to the contrary in the preceding, Senior Debt shall not include:

            (1) any liability for federal, state, local or other taxes owed or owing by the Company;

            (2) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

            (3) any trade payables; or

            (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

            "Senior Subordinated Debt" of the Company means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company that is not Senior Debt. "Senior Subordinated Debt" of a Note Guarantor has a correlative meaning.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Subsidiary" means, with respect to any specified Person, (1) any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

            "Temporary Cash Investments" means any of the following: (1) any investment in direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed or insured by the United States of America or any agency or instrumentality thereof, (2) investments in checking accounts, savings accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of

America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause
(2) above, (4) investments in commercial paper, maturing not more than 360 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to "S&P", (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's and (6) investments in money market funds that invest substantially all of their assets in securities of the types described in clauses (1) through (5) above.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Closing Date.

            "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent quarterly balance sheet of the Company and determined in accordance with GAAP; provided, however, that, in the case of any Investment made or Indebtedness incurred in reliance on the provisions based on Total Assets, if such Investment or Indebtedness was permitted when made or incurred, the Company shall not be deemed to have violated such provisions solely due to any subsequent decline in Total Assets.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any officer or assistant officer within the Corporate Trust Administration of the Trustee or any other officer performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means any Subsidiary of the Company that shall be designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

            (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

            (5) either (a) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries or (b) has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.04. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under
Section 4.03, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under
Section 4.03, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time, entitled generally to vote in the election of the Board of Directors of such Person (without regard to the occurrence of any contingency).

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment;

by:

            (2) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                        SECTION 1.02. Other Definitions.

                                                        Defined in
                        Term                              Section
--------------------------------------------------      -----------
"Affiliate Transaction"...........................      4.07(a)
"Appendix"........................................      Preamble
"Asset Sale Offer"................................      4.06(d)
"Bankruptcy Law"..................................      6.01
"Change of Control Offer".........................      4.08(b)
"Change of Control Payment".......................      4.08(a)
"Covenant Defeasance".............................      8.01(b)
"Custodian".......................................      6.01
"Definitive Securities"...........................      Appendix A
"Event of Default"................................      6.01
"Excess Proceeds".................................      4.06(d)
"Exchange Securities".............................      Preamble
"Global Securities"...............................      Appendix A
"Guarantee Blockage Notice".......................      12.03(b)
"Guaranteed Obligations"..........................      11.01(a)
"incorporated provision"..........................      13.01
"incur"...........................................      4.03(a)
"Initial Securities"..............................      Preamble

                                                          Defined in
                      Term                                 Section
--------------------------------------------------      --------------
"Issue Date"......................................      Appendix A
"Legal Defeasance"................................      8.01(b)
"Legal Holiday"...................................      13.08
"Notice of Default"...............................      6.01
"Offer Amount"....................................      4.06(e)(ii)
"Offer Period"....................................      4.06(e)(ii)
"Original Securities".............................      Preamble
"pay its Note Guarantee"..........................      12.03
"pay the Securities"..............................      10.03(a)
"Paying Agent"....................................      2.04(a)
"Payment Blockage Notice".........................      10.03(a)(ii)
"Payment Default".................................      6.01(f)(i)
"Permitted Debt"..................................      4.03(b)
"protected purchaser".............................      2.08
"Purchase Agreement"..............................      Appendix A
"Purchase Date"...................................      4.06(e)
"Registered Exchange Offer".......................      Appendix A
"Registrar".......................................      2.04(a)
"Registration Agreement"..........................      Appendix A
"Restricted Payments".............................      4.04(a)(iv)
"Securities"......................................      Preamble
"Securities Custodian"............................      Appendix A
"Successor Company"...............................      5.01(a)(iv)(A)
"Transfer-Restricted Security"....................      Appendix A

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities and the Guarantees.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, the Note Guarantors and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) "or" is not exclusive;

            (d) the words "including," "includes" and similar words shall be deemed to be followed by the words "without limitation";

            (e) words in the singular include the plural and words in the plural include the singular;

            (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (g) the principal amount of any non-interest-bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price (not including, in either case, any redemption or repurchase premium) with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities

            SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

            With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the

Board of Directors of the Company and (b)(i) set forth or determined in the manner provided in an Officers' Certificate prior to the issuance of such Additional Securities or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

            (1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

            (2) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

            (3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; provided, however, that Additional Securities may be issued only if they are fungible with the other Securities issued under this Indenture for U.S. federal income tax purposes;

            (4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

            (5) if applicable, that such Additional Securities shall not be issued in the form of Original Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

            If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

            SECTION 2.02. Form and Dating. Provisions relating to the Original Securities, the Additional Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee's certificate of authentication and (b) Additional Securities (if issued as Transfer-Restricted Securities), if any, and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The

Exchange Securities and the Additional Securities issued other than as Transfer-Restricted Securities, if any, and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and is furnished to the Trustee in writing). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

            The Initial Securities and the Exchange Securities shall vote and consent together on all matters (as to which any of the Securities may vote or consent) as one class and shall be treated as a single class of Securities issued under this Indenture.

            SECTION 2.03. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

            The Trustee may appoint an authenticating agent reasonably acceptable to, and at the expense of, the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

            (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

            (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or any Paying Agent may resign at any time upon written notice to the Company and the Trustee.

            SECTION 2.05. Paying Agent To Hold Money in Trust. Prior to each due date of the principal of and interest, including additional interest, if any, on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest, including additional interest and premium, if any, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and premium, including additional interest, if any, on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested. Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar and duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or between a record date and the next succeeding interest payment date.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Note Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, and premium and additional interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Note Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Company or the Trustee in writing within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification and
(b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the

Uniform Commercial Code (a "protected purchaser"). Such Holder shall furnish an indemnity bond or other security as may be required by the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security (including the reasonable fees and expenses of their counsel). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

            Every replacement Security is an additional obligation of the Company.

            The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

            SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section
2.09 as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest, including additional interest and premium, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

            SECTION 2.11. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

            SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.13. CUSIP and ISIN Numbers. The Company in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE III

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

            The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities (or portions thereof) for redemption as follows: (a) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed or (b) if the Securities are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the

Trustee deems fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the method it has chosen for the selection of Securities or portions of Securities to be called for redemption.

            SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

            The notice shall identify the Securities to be redeemed and shall state:

            (i) the redemption date;

            (ii) the redemption price (including any premium) and the amount of accrued and unpaid interest, including additional interest, if any, to the redemption date;

            (iii) the name and address of the Paying Agent;

            (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

            (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (vii) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

            (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

            (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03 in the Officers' delivered pursuant to Section 3.01.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, including additional interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest, including additional interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, including additional interest, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. Concurrently with such deposit, the Company shall deliver an Officers' Certificate and an Opinion of Counsel to the effect that the redemption complies with the conditions contained in this Indenture. On and after the redemption date, interest, including additional interest, if any, shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, including additional interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest, including additional interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and premium and additional interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. Reports. (a) Whether or not required by the SEC, so long as any Original Securities are outstanding, the Company shall furnish to the Trustee and Holders, within the time periods specified in the SEC's rules and regulations, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, if at any time Holdings becomes a Note Guarantor of the Securities and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders pursuant to this Section 4.02 may, at the option of the Company, be filed by and be those of Holdings rather than the Company until such time as Holdings ceases to be a Guarantor.

            Following the consummation of the exchange offer contemplated by the Registration Agreement, the Company shall, whether or not required by the SEC, file a copy of all of the information and reports referred to in clauses (i) and
(ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

            (b) The Company and its Restricted Subsidiaries shall, for so long as any Original Securities remain outstanding, furnish to the Trustee, Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (c) The Company shall comply with the other provisions of Section 314(a) of the TIA.

            SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and will not permit any of its Restricted Subsidiaries that are not Note Guarantors to issue any shares of preferred stock; provided, however, that the Company or any Note Guarantor may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue preferred stock and incur Acquired Debt, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which consolidated financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to

1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

            (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may incur the following items of Indebtedness (collectively, "Permitted Debt"):

            (i) the incurrence by the Company or any Note Guarantor of Indebtedness and letters of credit under Credit Facilities, in an aggregate principal amount at any one time outstanding under this clause
      (i) (with letters of credit being deemed to have a principal amount equal to the face amount thereof) not to exceed (x) $185.0 million or (y) if the Aurora Acquisition has been consummated, $700.0 million less, in the case of clauses (x) and (y),

                  (A) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the Closing Date to repay term Indebtedness under a Credit Facility or to repay revolving credit Indebtedness and effect a corresponding commitment reduction thereunder, in each case, pursuant to Section
            4.06 and less

                  (B) the amount of Indebtedness incurred and outstanding in connection with a Qualified Receivables Transaction pursuant to
            Section 4.03(b)(xiii);

            (ii) the incurrence by the Company of Existing Indebtedness;

            (iii) the incurrence by the Company of Indebtedness represented by the Securities to be issued on the Closing Date and the Exchange Securities to be issued pursuant to this Indenture and the Registration Agreement and the incurrence by any Note Guarantor of Indebtedness represented by any Guarantee related to the Securities or the Exchange Securities;

            (iv) the incurrence by the Company or any Note Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including borrowings under a Credit Facility) or Acquired Debt, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction, development, maintenance, upgrade or improvement of property, plant, equipment or assets (in each case whether through the direct purchase of assets or through the purchase of Capital Stock of the Person owning such assets) used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed, at any time outstanding, the greater of (x) $15.0 million and (y) 2.0% of Total Assets;

            (v) the incurrence by the Company or any Note Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by Section 4.03(a) or clause (ii), (iii),
      (iv), (v) or (xv) of this Section 4.03(b);

            (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries (other than a Receivables Subsidiary); provided, however, that:

                  (A) if the Company or any Note Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities, in the case of the Company, or the guarantee, in the case of a Note Guarantor; and

                  (B) (i) any subsequent issuance or transfer of Equity
            Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

            (vii) shares of preferred stock of a non-Note Guarantor Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent transfer of any Equity Interests or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or any other Restricted Subsidiary) shall be deemed, in each case, to be an issuance of preferred stock;

            (viii) the incurrence by the Company or any Note Guarantor of Hedging Obligations in the ordinary course of business or as may be required in connection with any Senior Debt and not for speculative purposes;

            (ix) the guarantee by the Company or any Note Guarantor of Indebtedness of the Company or a Note Guarantor that was permitted to be incurred by another provision of this Section 4.03;

            (x) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of workers' compensation claims, self-insurance obligations, indemnities, performance bonds, bankers' acceptances, letters of credit and surety, appeal or similar bonds provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business and, in any such case, any reimbursement obligations in connection therewith;

            (xi) Indebtedness of the Company or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease all outstanding Securities in full as described in Sections 8.01 and 8.02;

            (xii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection or overdraft protection in the ordinary course of business;

            (xiii) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction; provided that such Indebtedness is non-recourse to the Company or any of its Restricted Subsidiaries (except to the extent of customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction);

            (xiv) obligations of the Company and its Restricted Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of this Indenture, other than Guarantees by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; provided, however, that the maximum aggregate liability in respect of all such obligations shall not exceed the gross proceeds, including the fair market value as determined in good faith by a majority of the Board of Directors of the Company of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (xv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, the issuance by the Company of Disqualified Stock or the issuance by a Restricted Subsidiary of preferred stock in an aggregate principal amount or liquidation preference at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (xv), not to exceed $15.0 million or, if the Aurora Acquisition has been consummated, $30.0 million; and

            (xvi) Indebtedness of Foreign Subsidiaries not to exceed $5.0 million or, if the Aurora Acquisition has been consummated, $10.0 million.

            (c) For purposes of determining compliance with this Section 4.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above, or is entitled to be incurred pursuant to Section 4.03(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.03. Indebtedness under Credit Facilities outstanding on the date on which Securities are first issued and authenticated under this Indenture shall initially be deemed to have been incurred pursuant to clause (i) of the definition of Permitted Debt. Indebtedness permitted by this
Section 4.03 need not be permitted by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness.

            (d) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest and dividends on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment or accrual of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.03.

            SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend on, or make any other payment or distribution on account of, the Company's or any of its Restricted Subsidiaries' Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (in each case, other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis);

            (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

            (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities or the Guarantees, except a payment of interest or principal at the Stated Maturity thereof (other than:

                  (A) the purchase, repurchase or other acquisition of any such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition, and

                  (B) intercompany Indebtedness described in Section
            4.03(b)(vi)); or

            (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

            (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); and

            (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (ix), (x) and (xi) of
      Section 4.04(b)), is less than the sum, without duplication, of:

                  (1) 50% of the Consolidated Net Income of the Company for the
            period (taken as one accounting period) from November 1, 2003 to the end of the Company's most recently ended fiscal quarter for which consolidated financial statements of the Company are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (2) 100% of the aggregate Net Cash Proceeds and the fair
            market value of any property (other than cash) used or useful in a Permitted Business, in each case received by the Company subsequent to the Closing Date (i) as a contribution to its common equity capital or (ii) from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or (iii) as a result of the issue or sale after the Closing Date of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company or any Restricted Subsidiary of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), except any Net Cash Proceeds that have been utilized for any other purpose under this Section
            4.04 (other than pursuant to clause (xii) below), plus

                  (3) 100% of the fair market value of any Permitted Business
            (including Capital Stock of a Permitted Business that is or becomes a Restricted Subsidiary) received by the Company or a Restricted

            Subsidiary of the Company as consideration for the issuance by the Company subsequent to the Closing Date of Capital Stock (other than Disqualified Stock) of the Company or as a contribution to the common equity capital of the Company, plus

                  (4) to the extent that the Company or a Restricted Subsidiary of the Company receives cash in respect of any Restricted Investment that was made subsequent to the Closing Date, the lesser of (i) the amount of cash received with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                  (5) to the extent that, after the Closing Date, any
            Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, the lesser of (x) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation and (y) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

                  (6) 100% of any dividends, interest on Indebtedness,
            repayments of loans or advances or other transfers of assets received by the Company or any of its Restricted Subsidiaries after the Closing Date from an Unrestricted Subsidiary of the Company, the Investment in which Unrestricted Subsidiary was made solely based on clause (15) of the definition of "Permitted Investments," to the extent that such dividends, payments, repayments or transfers were not otherwise included in the Consolidated Net Income of the Company for such period.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration the dividend payment or other distribution would have complied with the provisions of this Indenture;

            (ii) the making of any Restricted Payment with the Net Cash Proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or contribution to the common equity capital of the Company to the extent not previously utilized for any other purpose under this Section 4.04; provided, however, that the Net Cash Proceeds from such sale or capital contribution applied in the manner set forth in this clause (ii) shall be excluded from the calculation of amounts under
      Section 4.04 (a)(iii)(B) above;

            (iii) the redemption, repurchase, defeasance or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary of the

      Company, in exchange for, or with the net cash proceeds from a substantially concurrent issuance or sale of, Permitted Refinancing Indebtedness;

            (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

            (v) the payment of dividends, other distributions or amounts to Holdings in amounts equal to the amounts expended by Holdings or CEH to purchase, repurchase, retire or otherwise acquire for value Equity Interests of Holdings owned by employees, former employees, directors, former directors, consultants or former consultants of Holdings, the Company or any of its Subsidiaries (or permitted transferees, assigns, estates or heirs of such employees, former employees, directors, former directors, consultants or former consultants); provided, however, that the aggregate amount paid, loaned or advanced to Holdings pursuant to this clause (v) shall not, in the aggregate, exceed $5.0 million per fiscal year of the Company (with amounts not used in any fiscal year carried forward to the next two fiscal years and no further), plus the net proceeds of any key-person life insurance received by the Company after the Closing Date, plus amounts contributed by Holdings to the common equity capital of the Company after the closing date as a result of the sale of Capital Stock (other than Disqualified Stock) to employees, officers, directors and consultants to the extent not previously utilized for any other purpose under this Section 4.04;

            (vi) the payment of any dividends, distributions or other advances by the Company to Holdings to permit Holdings and CEH to pay franchise taxes and other fees and expenses required to maintain its existence and to provide for all other actual operating costs of Holdings and CEH, including in respect of director fees and expenses, administrative, legal and accounting services, of up to $1.5 million per fiscal year;

            (vii) the repurchase of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities to the extent the shares of such Capital Stock represent a portion of the exercise price of such options, warrants or convertible securities;

            (viii) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or preferred stock of its Restricted Subsidiaries issued after the Closing Date pursuant to Section 4.03;

            (ix) any payments made, or the performance of any of the transactions contemplated, in connection with the Merger and the financing thereof and described in the Offering Memorandum under the headings "Management" and "Certain relationships and related transactions";

            (x) so long as no Default has occurred and is continuing or would be caused thereby, any redemption, repurchase, retirement, defeasance or other acquisition for value of Disqualified Stock of the Company or a Restricted

      Subsidiary made by exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be; provided that such new Disqualified Stock is issued pursuant to Section 4.03;

            (xi) payments, whether in the form of cash dividends or other distributions on the Company's Capital Stock or otherwise, used to fund the payment of fees and expenses owed by the Company or its Restricted Subsidiaries to Affiliates to the extent (A) permitted by Section 4.07 and
      (B) not covered in the last paragraph of this Section 4.04;

            (xii) any purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the indentures or other agreements pursuant to which such subordinated Indebtedness was issued, but only if the Company (A) in the case of a Change of Control, has made an offer to repurchase the Securities pursuant to Section 4.08 hereof or
      (B) in the case of an Asset Sale, has applied the Net Proceeds from such Asset Sale pursuant to Section 4.06 hereof;

            (xiii) payments pursuant to any tax allocation agreement contemplated by Section 4.07(b)(vi);

            (xiv) so long as no Default has occurred and is continuing or would be caused thereby, the payment of dividends on the Company's common stock (or dividends, distributions or advances to Holdings or any other direct or indirect parent of the Company to allow Holdings or such other direct or indirect parent to pay dividends on its common stock), following the first public offering of the Company's common stock (or of Holdings' or such other direct or indirect parent's common stock, as the case may be) after the Closing Date, of, whichever is earlier, (A) in the case of the first public offering of the Company's common stock, up to 6% per annum of the Net Cash Proceeds received by the Company in such public offering or
      (B) in the case of the first public offering of Holdings' or such other direct or indirect parent's common stock, up to 6% per annum of the amount contributed by Holdings (or contributed directly or indirectly by such other direct or indirect parent, as the case may be) to the Company from the Net Cash Proceeds received by Holdings or such other direct or indirect parent in such public offering; or

            (xv) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $12.0 million or, if the Aurora Acquisition has been consummated, $25.0 million, in each case since the Closing Date.

            (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.04 shall be determined by the Company's Board of Directors, whose determination with respect thereto shall be conclusive, and evidenced by a resolution of the Board of Directors of the Company to be delivered to the Trustee. For the avoidance of doubt, the transactions contemplated by the Merger Agreement, the Credit Agreement, the Purchase Agreement, the Registration Agreement and the members' agreement and the management and fee agreements described in the Offering Memorandum are addressed in Section 4.07 and shall not be considered to be Restricted Payments.

            SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

            (b) The preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

            (i) agreements governing Existing Indebtedness as in effect on the Closing Date and any amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings of any of the foregoing, provided that the amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacement or refinancings of such instrument are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreement on the Closing Date;

            (ii) Credit Facilities;

            (iii) this Indenture, the Securities and the Guarantees;

            (iv) applicable law or any applicable rule or regulation;

            (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (vi) customary non-assignment provisions in leases, licenses or similar contracts entered into in the ordinary course of business or that restrict the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract;

            (vii) restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired;

            (viii) any agreement for the sale or other disposition of a Restricted Subsidiary or the assets of a Restricted Subsidiary pending the sale or other disposition of such assets or Restricted Subsidiary;

            (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (x) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Sections 4.13 and 4.03 that limit the right of the debtor to dispose of or transfer the assets subject to such Liens;

            (xi) any transfer of, agreement to transfer, or option or right with respect to, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

            (xii) provisions with respect to the disposition or distribution of assets or property and other customary provisions in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

            (xiii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (xiv) Indebtedness permitted to be incurred pursuant to Section 4.03(b)(iv) for property acquired in the ordinary course of business that only imposes encumbrances or restrictions on the property so acquired;

            (xv) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

            (xvi) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

            (xvii) agreements governing Indebtedness permitted to be incurred pursuant to Section 4.03, provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not materially more restrictive to the Company, as determined by the Board of Directors of the Company in their reasonable and good faith judgment, than the provisions contained in the Credit Agreement or this Indenture as in effect on the Closing Date.

            SECTION 4.06. Limitation on Asset Sales. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any other person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

            (ii) at least 75% of the consideration received in such Asset Sale by the Company or such Restricted Subsidiary is in the form of (A) cash or Cash Equivalents, (B) all or substantially all of the assets of one or more Permitted Business Units, (C) Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Company or (D) any combination of the items referred to in clauses (A) through (C) above.

            (b) For purposes of Section 4.06(a), each of the following is deemed to be cash:

            (i) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or any guarantee) that are assumed by the transferee of any such assets;

            (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after such Asset Sale, to the extent of the cash received in that conversion; and

            (iii) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at the time outstanding, not to exceed $5.0 million (with the fair market value of each item of Designated Non-cash

      Consideration being measured at the time received and without giving effect to subsequent changes in value).

            (c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or such Restricted Subsidiary, as the case may be) may, at its option, apply such Net Proceeds (i) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, (ii) to repay Indebtedness of a Restricted Subsidiary that is not a Note Guarantor (other than Indebtedness owed to the Company or an Affiliate of the Company or pari passu Indebtedness), (iii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, (iv) to acquire all or substantially all of the assets of one or more Permitted Business Units or (v) to acquire other long-term assets that are used or useful in a Permitted Business (it being understood that (1) the Company may apply Net Proceeds received by any of its Restricted Subsidiaries in any of the foregoing manners and any Restricted Subsidiary of the Company may apply Net Proceeds received by the Company or another Restricted Subsidiary of the Company in any of the foregoing manners and
(2) pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture).

            (d) If the aggregate amount of any Net Proceeds not applied or invested as provided in Section 4.06(a)(ii)(A) (the "Excess Proceeds") exceeds $15.0 million, the Company shall, on the 366th day after an Asset Sale, make an Asset Sale to all Holders and all holders of any other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such Indebtedness with the proceeds of sales of assets to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"). The Company shall be required to complete the Asset Sale Offer no earlier than 30 days and no later than 60 days after notice of the Asset Sale Offer is provided to the Holders, or such later date as may be required under applicable law. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and additional interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            (e) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Asset Sale Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to proration as hereinafter described in the event the Asset Sale Offer is oversubscribed), in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (in the case of clauses (A) and (B) only, if not otherwise publicly available) (A) all annual and subsequent quarterly financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants, (B) all current reports that would be required to be filed with the SEC on Form 8-K subsequent to the most recent filing of such forms that clause (A) describes if the Company were required to file such reports, other than current reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports), (C) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (D) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Asset Sale Offer, together with the address referred to in clause (e) (iii).

            (ii) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Asset Sale Offer (the "Offer Amount"), (B) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (C) the compliance of such allocation with the provisions of Sections 4.06(a) and (c). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

            (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period, the aggregate principal amount of Securities and any other pari passu Indebtedness included in the Asset Sale Offer surrendered by holders thereof exceeds the Offer Amount, the Trustee shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and pari passu Indebtedness (with such adjustments as may be deemed appropriate by the Company so that only Securities and pari passu Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (iv) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section
      4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (f) The Company shall comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

            SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration in excess of $2.5 million and unless:

            (i) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

            (ii) the Company delivers to the Trustee:

                  (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.07 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company in good faith; and

                  (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

            (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.07(a):

                  (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of the Company in good faith;

                  (ii) transactions between or among the Company and/or its
            Restricted Subsidiaries;

                  (iii) payment of reasonable directors fees to Persons who are not employees of Holdings, the Company or its Subsidiaries and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with the officers, directors, consultants or employees of the Company and its Restricted Subsidiaries;

                  (iv) sales, grants, awards or issuances of Equity Interests
            (other than Disqualified Stock) that are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith, including the exercise of options and warrants, to Affiliates, officers, directors or employees of the Company or any contribution to the common equity capital of the Company by Affiliates of the Company;

                  (v) transactions involving the Company or any of its
            Restricted Subsidiaries, on the one hand, and J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas, General Electric Capital Corporation, JPMorgan Chase Bank, Citicorp North America, Inc., Canadian Imperial Bank of Commerce or Chase Lincoln First Commercial Corporation on the other hand, in connection with this offering, the Merger and transactions related thereto, the Credit Agreement and any amendment, modification, supplement, extension, refinancing, replacement, work-out, restructuring and other transactions related thereto, or any management, financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services, which payments are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith;

                  (vi) as long as the Company is a member of a consolidated (or combined) group filing a consolidated (or combined) return of which Holdings is the parent, payments pursuant to the tax allocation agreement as in effect on the Closing Date

            (or as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement, taken as a whole, is no less favorable to the Holders than the contract or agreement as in effect on the Closing Date) to permit Holdings to pay taxes that are then due and owing and are attributable to the operations of the Company;

                  (vii) Restricted Payments and Permitted Investments (other than Permitted Investments contemplated by clause (15) of the definition of "Permitted Investments") that are permitted by the provisions of Section 4.04;

                  (viii) transactions effected as part of a Qualified
            Receivables Transaction permitted under Section 4.03;

                  (ix) the existence or performance by the Company or any of its
            Restricted Subsidiaries of the provisions of the Merger Agreement, the Credit Agreement, the Purchase Agreement, the Registration Agreement, the members' agreement and any other agreements (other than the management and fee agreements, which are addressed in clause (x) below) described under the caption "Management" or "Certain relationships and related transactions" in the Offering Memorandum or any amendment thereto or replacement agreement therefor (including in connection with the Aurora Acquisition) or any transaction contemplated thereby so long as such amendment or replacement is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Closing Date;

                  (x) so long as no Default has occurred and is continuing or would be caused thereby, the existence or performance by the Company or any of its Restricted Subsidiaries of the provisions of the management and fee agreements described under the caption "Certain relationships and related transactions" in the Offering Memorandum or any amendment thereto or replacement agreement therefor (including in connection with the Aurora Acquisition) or any transaction contemplated thereby so long as such amendment or replacement is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Closing Date; and

                  (xi) any agreement (other than with any Permitted Holder) as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Securities in any material respect) or any transaction contemplated thereby.

            SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, including additional interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (a "Change of Control Payment") in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Securities pursuant to this Section
4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of any agreement governing Senior Debt of the Company or its Subsidiaries restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 60 days following such Change of Control, the Company shall (i) repay in full all outstanding Senior Debt or offer to repay all such Senior Debt and repay the Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent of the lenders under such agreements to permit the repurchase of the Securities as provided for in Section 4.08(b).

            (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

            (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple of $1,000) of such Holder's Securities for the Change of Control Payment;

            (ii) a description of the transaction or transactions that constitute such Change of Control;

            (iii) the Change of Control Payment date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (iv) the instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (d) On the Change of Control Payment date, the Company shall, to the extent lawful:

            (i) accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

            (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

            (iii) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

            (e) The Paying Agent will promptly mail to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security will be in a principal amount of $1,000 or an integral multiple of $1,000.

            (f) Notwithstanding the foregoing provisions of this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer.

            (g) At the time the Company delivers, or causes to be delivered, Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company and that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (h) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

            (i) The Company shall comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such conflict.

            SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate (which certificate may be the same certificate required by Section 314(a)(4) of the TIA stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

            SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.11. Future Guarantees. (a) If (i) the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary or if any Restricted Subsidiary becomes a Domestic Subsidiary after the Closing Date or (ii) any Foreign Subsidiary Guarantees any obligation under the Credit Facilities, then that newly acquired or created Domestic Subsidiary or the Foreign Subsidiary (other than a Receivables Subsidiary) shall become a Note Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and is a valid and legally binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms; provided, however, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries shall not have to comply with the requirements of this Section 4.11. Each Note Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed without rendering the Note Guarantee void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (b) If Holdings guarantees Indebtedness of the Company other than the Credit Agreement, then Holdings shall become a Note Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and is a valid and legally binding obligation of Holdings enforceable against Holdings in accordance with its terms.

            SECTION 4.12. Limitation on Business Activities. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

            SECTION 4.13. Limitation on Liens. The Company shall not and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis (or on a senior basis in the case of obligations subordinated in right of payment to the Securities) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

            SECTION 4.14. No Senior Subordinated Debt. The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Securities. No Note Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Note Guarantor and senior in right of payment to such Note Guarantor's guarantee.

            SECTION 4.15. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if no Default has occurred and is continuing at the time of the designation and if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under
Section 4.04(a) or Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In addition, no such designation may be made unless the proposed Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary that is not simultaneously subject to designation as an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                                    ARTICLE V

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company may not, directly or indirectly, (x) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless, in the case of clauses (x) and (y) above:

            (i) either:

                  (A) the Company is the surviving corporation; or

                  (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (1) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (2) a partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, which corporation becomes a co-issuer of the Securities pursuant to a supplemental indenture duly and validly executed by the Trustee;

            (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Securities, this Indenture and the Registration Agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (iii) immediately after such transaction no Default or Event of Default exists; and

            (iv) on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either:

                  (A) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made (the "Successor Company") would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

                  (B) the Fixed Charge Coverage Ratio for the Company or the
            Successor Company would be greater than the Fixed Charge Coverage Ratio for the Company prior to such transaction.

            (b) Notwithstanding Sections 5.01(a)(iii) and (iv), the Company may merge or consolidate with a Restricted Subsidiary incorporated solely for the purpose of organizing the Company in another jurisdiction.

            (c) The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

            (d) This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

                                   ARTICLE VI

                              Defaults and Remedies

            SECTION 6.01. Events of Default. Each of the following is an "Event of Default":

            (a) default for 30 days in the payment when due of interest on, or additional interest with respect to, the Securities, whether or not prohibited by Article X or XII;

            (b) default in payment when due of the principal of, or premium, if any, on the Securities, including in connection with an Asset Sale Offer or a Change of Control Offer, whether or not prohibited by the subordination provisions of this Indenture;

            (c) failure by the Company or any of its Restricted Subsidiaries to comply with Section 5.01;

            (d) failure by the Company or any of its Restricted Subsidiaries to comply for 30 days after written notice (specifying the default and demanding that the same be remedied) with any obligations under Sections
      4.06 or 4.08 (in each case, other than a failure to purchase Securities, which is covered by clause (b) above) or Sections 4.03 or 4.04 hereof;

            (e) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice (specifying the default and demanding that the same be remedied) to comply with any of the other agreements in the Securities, this Indenture or the Guarantees;

            (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Closing Date, if that default:

                  (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness within any applicable grace period provided in such Indebtedness (a "Payment Default"); or

                  (ii) results in the acceleration of such Indebtedness prior to its expressed maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness contemplated by clause
      (i) or (ii) above, aggregates $15.0 million or more and such default continues for 10 days after receipt of the written notice (specifying the default and demanding that the same be remedied) referred to below;

            (g) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $15.0 million (net of any amounts covered by insurance or pursuant to which the Company is indemnified or for which payments are guaranteed in accordance with the Merger Agreement, to the extent that the third party under such agreement honors its obligations thereunder), which judgments are not paid, discharged or stayed for a period of 60 days;

            (h) except as permitted by this Indenture, any guarantee of a Note Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Note Guarantor that is a Significant Subsidiary shall deny or disaffirm its obligations under its guarantee and such default continues for 10 days after receipt of the notice specified in this Indenture;

            (i) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (iv) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency; and

            (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Significant
            Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of the Company or any Significant
            Subsidiary or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (d), (e), (f) or (h) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or its Subsidiary, as applicable, does not cure such default within the time specified in clause (d),
(e), (f) or (h) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default." The Company shall deliver to the Trustee, upon becoming aware of any Default or Event of Default, written notice in the form of an Officers' Certificate of any event that is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default specified in Sections 6.01(i) or (j) occurs, all outstanding Securities shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (1) the acceleration of any Indebtedness under the Credit Agreement and (2) five Business Days after receipt by the Company of written notice of such acceleration.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of, or interest, premium or additional interest on, a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

            (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request, offer and, if requested, provision of security or indemnity; and

            (v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and premium and interest, including additional interest, if any, on, the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses and disbursements of the Trustee and its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. Priorities. If the Trustee collects any money, property or other consideration pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07, including the costs and expenses of collection;

            SECOND: to holders of Senior Debt of the Company to the extent required by Article X and to holders of Senior Debt of the Note Guarantors to the extent required by Article XII;

            THIRD: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and any premium or additional interest, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, including any additional interest, respectively; and

            FOURTH: to the Company.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount then outstanding of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

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                                                                              65

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

            (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder(s) unless such Holder(s) shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

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                                                                              66

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, subject to Section 7.01(c)(iv) hereof, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Note Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g) or (h) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 13.02 hereof from the Company, any Note Guarantor or any Holder.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

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                                                                              67

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2004, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Sections 313(b) and (c) of the TIA.

            A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such reasonable compensation for its services as shall be agreed to in writing from time to time by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Note Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees, expenses and disbursements) incurred by or in connection with (a) the exercise or performance of any of its powers or duties hereunder and the administration of this trust and (b) defending itself against any claim or liability in connection with the exercise or performance of any of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Note Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Note Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Note Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and additional interest, if any, on particular Securities.

            The Company's payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.

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                                                                              68

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(i) or (j) with respect to the Company, the expenses are intended to constitute expenses of administration under bankruptcy law.

            SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (i) the Trustee fails to comply with Section 7.10;

            (ii) the Trustee is adjudged bankrupt or insolvent;

            (iii) a receiver or other public officer takes charge of the Trustee or its property; or

            (iv) the Trustee otherwise becomes incapable of acting.

            (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07.

            (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

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                                                                              69

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA; subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of
Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in
Section 310(b)(1) of the TIA are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of, premium (if any) and interest and additional interest, if any, on the outstanding Securities when due at

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                                                                              70

maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.08) and additional interest, if any, and if in the case of both clause (i) and
(ii) the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee, upon payment of all sums then due and owing to it pursuant to section 7.07, shall acknowledge satisfaction and discharge of this Indenture on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Securities and all obligations of the Note Guarantors discharged with respect to their Guarantees ("Legal Defeasance"), including (i) pursuant to Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13,
4.14, 4.15 and 5.01(a)(iv) and (ii) the operation of the default provisions specified in Sections 6.01(b) (with respect to an Asset Sale Offer or a Change of Control Offer only), (c), (d), (e), (f), (g) and, with respect to Significant Subsidiaries only, 6.01(i) and (j) and the limitations contained in Section 5.01(a)(iii) (collectively, "Covenant Defeasance").

            The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect to the Securities. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(b), (c),
(d), (e), (f), (g) or (i) and (j) (with respect to Significant Subsidiaries or a group which constitutes a Significant Subsidiary only) or because of the failure of the Company to comply with Section 5.01(a)(iii).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in
this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.

            SECTION 8.02. Conditions to Defeasance. (a) In order to exercise either Legal Defeasance or Covenant Defeasance:

            (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and additional interest, if any, on, the outstanding

      Securities on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

            (ii) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (iii) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (iv) no Default or Event of Default may have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (vi) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (vii) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with

            (b) Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, and interest and premium and additional interest, if any, on, the Securities. Money and Securities so held in trust are not subject to Article X or XII.

            SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, interest or additional interest (if any) that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

            SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest or additional interest, if any, on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

            SECTION 9.01. Without Consent of Holders. (a) The Company, the Note Guarantors and the Trustee may amend this Indenture, the Securities or the Note Guarantees without notice to or consent of any Holder:

            (i) to cure any ambiguity, defect or inconsistency;

            (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (iii) to provide for the assumption of the Company's or any Note Guarantor's obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company's or a Note Guarantor's assets;

            (iv) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder or to surrender any right or power herein conferred upon the Company;

            (v) to add a Note Guarantor;

            (vi) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as amended;

            (vii) to make any change in Article X or XII that would limit or terminate the benefits available to any holder of Senior Debt of the Company or a Note Guarantor (or any Representative thereof) under Article X or XII, respectively;

            (viii) to secure the Securities and the Note Guarantees; or

            (ix) to provide for the issuance, in accordance with the terms of this Indenture, of Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Original Securities (except that the transfer restrictions contained in the Original Securities shall be modified or eliminated, as appropriate) and which shall be treated, together with any outstanding Original Securities, as a single issue of securities.

            (b) An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article X or XII of any holder of Senior Debt of the Company or a Note Guarantor then outstanding unless the holders of such Senior Debt

(or any group or Representative thereof authorized to give a consent) consent to such change.

            (c) After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

            SECTION 9.02. With Consent of Holders. (a) This Indenture, the Securities and the Note Guarantees may be amended or supplemented without notice to any Holder but with the consent of the Holders of at least a majority in principal amount of the Securities (including Additional Securities, if any) then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

            (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (ii) reduce the principal of or change the fixed maturity of any Security or alter or waive the provisions with respect to the redemption of the Securities (other than provisions relating to Sections 4.06 and 4.08);

            (iii) reduce the rate of or change the time for payment of interest on any Security;

            (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, or additional interest, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

            (v) make any Security payable in money other than that stated in the Securities;

            (vi) make any change in Section 6.04 or 6.07 or the rights of Holders of Securities to receive payments of principal of, or interest or premium or additional interest, if any, on the Securities;

            (vii) waive a redemption payment with respect to any Security (other than a payment required by Section 4.06 or 4.08);

            (viii) release any Note Guarantor from any of its obligations under its Note Guarantee of the Securities or this Indenture, except in accordance with the terms of this Indenture;

            (ix) impair the right of any Holder to receive payment of principal of, and interest or any premium or additional interest on, such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

            (x) make any change in the preceding amendment and waiver provisions.

            (b) An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article X or XII of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or Representative thereof authorized to give a consent) consent to such change.

            (c) After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

            (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be

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                                                                              76

Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Note Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

            SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                                  Subordination

            SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Debt, including Senior Debt incurred after the Closing Date, of the Company, and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Securities shall in all respects rank pari passu with all other Senior Subordinated Debt of the Company and only Indebtedness of the Company that is Senior Debt of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of this Article X, the Indebtedness evidenced by the Securities shall be deemed to include any additional interest payable pursuant to the provisions set forth in the Securities and the

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                                                                              77

Registration Agreement. All provisions of this Article X shall be subject to
Section 10.12.

            SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors of the Company in a liquidation or dissolution of the Company; in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property; in an assignment for the benefit of creditors; or in any marshaling of the Company's assets and liabilities:

            (a) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) before the Holders shall be entitled to receive any payment or distribution with respect to the Securities (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust, if any, created pursuant to Article
      VIII); and

            (b) until all Obligations with respect to Senior Debt (as provided in clause (a) above) are paid in full, any payment or distribution to which Holders would be entitled but for this Article X shall be made to holders of such Senior Debt as their interests may appear, except that Holders may receive and retain Permitted Junior Securities and payments made from the trust, if any, created pursuant to Article VIII.

            SECTION 10.03. Default on Designated Senior Debt. (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Securities, may not make any deposits with the Trustee pursuant to Section 8.01 hereof and may not acquire from the Trustee or any Holder any Securities for cash or property (other than Permitted Junior Securities and payments made from the trust, if any, created pursuant to Article
VIII) (collectively, "pay the Securities") until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

            (i) a payment default on Designated Senior Debt occurs and is continuing; or

            (ii) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity, and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of, or the Representative of, any Designated Senior Debt. If the Trustee receives such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section 10.03 unless and until (A) at least 365 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium and additional

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                                                                              78

      interest, if any, and interest on the Securities that have come due have been paid in full in cash.

            Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to all Designated Senior Debt during such period; provided, however, that if any Payment Blockage Notice within such 365-day period is delivered to the Trustee by or on behalf of the Representative of the Designated Senior Debt of the Company (other than the holders of Indebtedness under the Credit Agreement), a Representative of holders of Indebtedness under the Credit Agreement may give another Payment Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any payment blockage period or periods on the Securities is in effect exceed 179 days in the aggregate during any consecutive 365-day period, and there must be at least 186 days during any consecutive 365-day period during which no payment blockage period is in effect.

            The failure to make any payment on the Securities by reason of this
      Article X or Article XII shall not be construed as preventing the occurrence of an Event of Default with respect to the Securities by reason of such failure to make a required payment. Upon termination of any period of payment blockage, the Company shall be required to resume making any and all required payments under the Securities, including any missed payments. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

            (b) The Company may and shall resume payments on and distributions in respect of the Securities and may acquire them upon the earlier of:

            (i) in the case of a payment default on Designated Senior Debt, upon the date upon which such default is cured or waived; or

            (ii) in the case of a nonpayment default on Designated Senior Debt, upon the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article X otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition. The Company shall promptly notify the Representative of Designated Senior Debt if payment of the Securities is accelerated because of an Event of Default. Notwithstanding the foregoing, the Company may make payment on the Securities if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Debt with respect to which either of the events set forth in clauses (i) and (ii) of this paragraph has occurred and is continuing.

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                                                                              79

            SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee (provided that the Trustee shall have received written notice from the Company, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the Representative of the Designated Senior Debt of the Company of the acceleration.

            SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to the Trustee or any Holder in respect of the Securities (except in Permitted Junior Securities or from the trust, if any, created pursuant to Article VIII) when the payment is prohibited by this Article X and the Trustee or the Holder has received written notice at least two Business Days prior to the relevant payment date that the payment is prohibited, the Trustee or the Holder, as the case may be, who received the distribution shall hold the payment in trust for the benefit of the holders of Senior Debt of the Company. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt or their proper representative.

            SECTION 10.06. Subrogation. After all Senior Debt of the Company is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article X to holders of such Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Debt.

            SECTION 10.07. Relative Rights. This Article X defines the relative rights of Holders and holders of Senior Debt of the Company. Nothing in this Indenture shall:

            (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and additional interest, if any, on the Securities in accordance with their terms; or

            (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Holders.

            SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 10.03 or any other provision of this Indenture, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments or distributions by the Trustee unless, not less than two Business Days prior to the date of

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                                                                              80

such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Debt of the Company may give the notice; provided, however, that, if an issue of Senior Debt of the Company has a Representative, only the Representative may give the notice.

            The Trustee, in its individual or any other capacity, may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Debt of the Company that may at any time be held by it, to the same extent as any other holder of such Senior Debt, and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

            SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

            SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

            SECTION 10.12. Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest and additional interest, if any, on the Securities shall not be subordinated to the prior payment of any Senior Debt of the Company or subject to the restrictions set forth in this Article X, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

            SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or
(c) upon the Representatives for the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this
Article X, the Trustee may request such Person to

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                                                                              81

furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing itself to be a holder of Senior Debt or a Representative (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt or a Representative (or a trustee, fiduciary or agent therefor). The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

            SECTION 10.14. Trustee To Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute, to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article X or otherwise.

            SECTION 10.16. Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE XI

                                 Note Guarantees

            SECTION 11.01. Note Guarantees. (a) Each Note Guarantor hereby jointly and severally and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or additional interest, if any, in respect of the Securities and all other monetary obligations (to the fullest extent permitted by applicable law) of the Company under this Indenture and the Securities and (ii) the full and punctual performance within

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applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). To the fullest extent permitted by applicable law, each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

            (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 11.02(b).

            (c) Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor's obligations would be less than the full amount claimed. Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Note Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Note Guarantor.

            (d) Each Note Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

            (e) The Guarantee of each Note Guarantor is, to the extent and in the manner set forth in Article XII, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the relevant Note Guarantor and is made subject to such provisions of this Indenture.

            (f) Except as expressly set forth in Sections 8.01(b), 11.02 and 11.07, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver,

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                                                                              83

release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

            (g) Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Note Guarantee is released in compliance with Section 11.03 or upon the merger or the sale of all the Capital Stock or assets of the Note Guarantor in compliance with Section 4.06 or Article V. Each Note Guarantor further agrees that its Note Guarantee herein shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or additional interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            (h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or additional interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

            (i) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article XII. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, to the fullest extent permitted by applicable law, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article VI, such Guaranteed

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                                                                              84

Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 11.01.

            (j) Each Note Guarantor, jointly and severally, also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

            (k) Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            SECTION 11.03. Releases of Note Guarantees. A Note Guarantee shall be released without any action required on the part of the Trustee or any Holder
(a) if (i) all of the Capital Stock of, or all or substantially all of the assets of, such Note Guarantor is sold or otherwise disposed of (including by way of merger or consolidation), in each case in compliance with Sections 4.06 and 5.01, to a Person other than (either before or after giving effect to such transaction) the Company or any of its Subsidiaries or (ii) such Note Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Section 4.15, (b) upon any legal defeasance in accordance with Article VIII, (c) if the Company designates such Note Guarantor as an Unrestricted Subsidiary, (d) if such Note Guarantor is or becomes a Receivables Subsidiary, (e) if such Note Guarantor is a Foreign Subsidiary, the obligation in respect of which such Guarantee arose is released or (f) in the case of any Note Guarantee made by Holdings pursuant to Section 4.11(b), if the guarantee in respect of which such Note Guarantee arose is no longer outstanding. A Note Guarantor may also be released from its obligations under its Note Guarantee in connection with an amendment permitted by Article IX.

            Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such release was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents prepared by the Company reasonably required in order to evidence the release of any Note Guarantor from its obligations under its Note Guarantee.

            Any Note Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Note Guarantor under this Indenture as provided in this Article XI.

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                                                                              85

            SECTION 11.04. Successors and Assigns. This Article XI shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 11.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

            SECTION 11.06. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 11.07. Execution of Supplemental Indenture for Future Note Guarantors. Each Subsidiary which is required to become a Note Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Note Guarantor under this Article XI and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

            SECTION 11.08. Non-Impairment. The failure to endorse a Note Guarantee on any Security shall not affect or impair the validity thereof.

                                   ARTICLE XII

                      Subordination of the Note Guarantees

            SECTION 12.01. Agreement To Subordinate. Each Note Guarantor agrees, and each Holder by accepting a Security agrees, that the obligations of a Note Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Debt, including Senior Debt incurred after the Closing Date, of such Note Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt of such Note Guarantor. The obligations hereunder with respect to a Note Guarantor shall in all respects rank pari passu with any future Senior Subordinated Debt of such Note Guarantor and shall rank senior in right of payment to any future subordinated Indebtedness of such Note Guarantor; and only Indebtedness of such Note Guarantor that is Senior Debt of such Note Guarantor shall rank senior to the obligations of such Note Guarantor in accordance with the provisions set forth herein.

            SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Note Guarantor to creditors of such Note Guarantor in a liquidation or dissolution of such Note Guarantor; in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Note Guarantor or its property; in an assignment for the benefit of creditors; or in any marshaling of such Note Guarantor's assets and liabilities:

            (a) holders of Senior Debt of such Note Guarantor shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) before the Holders shall be entitled to receive any payment or distribution with respect to the Securities (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust, if any, created pursuant to Article VIII); and

            (b) until all Obligations with respect to Senior Debt of such Note Guarantor (as provided in clause (a) above) are paid in full, any payment or distribution to which Holders would be entitled but for this Article X shall be made to holders of such Senior Debt as their interests may appear, except that Holders may receive and retain Permitted Junior Securities and payments made from the trust, if any, created pursuant to
      Article VIII.

            SECTION 12.03. Default on Designated Senior Debt of a Note Guarantor. A Note Guarantor may not make any payment pursuant to any of the Guaranteed Obligations or purchase, repurchase, redeem or otherwise acquire or retire for value any Securities (collectively, "pay its Note Guarantee") unless such Designated Senior Debt has been paid in full if:

            (a) a payment default on any Designated Senior Debt of such Note Guarantor occurs and is continuing; or

            (b) any other default on Designated Senior Debt of such Note Guarantor occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity, and the Trustee receives a notice of such default (a "Guarantee Blockage Notice") from the Representative of the holders of the Designated Senior Debt of such Note Guarantor. If the Trustee receives such Guarantee Blockage Notice, no subsequent Guarantee Blockage Notice will be effective for purposes of this Section 12.03 unless and until (A) at least 365 days have elapsed since the delivery of the immediately prior Guarantee Blockage Notice and (B) all Designated Senior Debt has been repaid in full in cash.

            Not more than one Guarantee Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Designated Senior Debt of such Note Guarantor during such period; provided, however, that if any Guarantee Blockage Notice within such 365-day period is delivered to the Trustee by or on behalf of the Representative of the Designated Senior Debt of the of such Note Guarantor (other than the holders of Indebtedness under the Credit Agreement), a Representative of holders of Indebtedness under the Credit Agreement may give another Guarantee Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any guarantee blockage period or periods on the Securities is in effect exceed 179 days in the aggregate during any consecutive 365-day period, and there must be at least 186 days during any consecutive 365-day period during which no guarantee blockage period is in effect.

            The failure to make any payment on the Guaranteed Obligations by reason of the subordination provisions of this Indenture shall not be construed as preventing the occurrence of an Event of Default with respect to the Securities by reason of such failure to make a required payment. Upon termination of any period of guarantee blockage, the Company shall be required to resume making any and all required payments under the Securities, including any missed payments. No nonpayment default that existed or was continuing on the date of delivery of any Guarantee Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantee Blockage Notice.

            (c) Such Note Guarantor may and shall resume payments in respect of the Securities and may acquire them upon the earlier of:

                  (i) in the case of a payment default on Designated Senior
            Debt, upon the date upon which such default is cured or waived; or

                  (ii) in the case of a nonpayment default on Designated Senior
            Debt, upon the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the applicable Guarantee

            Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated,

if this Article XII otherwise permits the payment or acquisition at the time of such payment or acquisition. Notwithstanding the foregoing, such Note Guarantor may make payment on the Securities if such Note Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Debt with respect to which either of the events set forth in clauses (i) and (ii) of this paragraph has occurred and is continuing.

            SECTION 12.04. Demand for Payment. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Note Guarantor pursuant to Article XI, the Company or the Trustee (provided that the Trustee shall have received written notice from the Company or such Note Guarantor, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the Representative of the Designated Senior Debt of the Company of such demand. If any Designated Senior Indebtedness of such Note Guarantor is outstanding, such Note Guarantor may not pay its Note Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Note Guarantor receive notice of such demand and, thereafter, may pay its Note Guarantee only if this Article XII otherwise permits payment at that time.

            SECTION 12.05. When Distribution Must Be Paid Over. If a payment or distribution is made to the Trustee or any Holder in respect of the Securities (except in Permitted Junior Securities or from the trust, if any, created pursuant to Article VIII) when the payment is prohibited by this Article XII and the Trustee or the Holder has received written notice at least two Business Days prior to the relevant payment date that the payment is prohibited, the Trustee or the Holder, as the case may be, who received the payment or distribution shall hold such payment or distribution in trust for the benefit of the holders of Senior Debt of the relevant Note Guarantor. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt or their proper representative.

            SECTION 12.06. Subrogation. After all Senior Debt of a Note Guarantor is paid in full and until the Securities are paid in full in cash, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt of such Note Guarantor to receive distributions applicable to Senior Debt of such Note Guarantor. A distribution made under this Article XII to holders of Senior Debt of such Note Guarantor that otherwise would have been made to Holders is not, as between such Note Guarantor and Holders, a payment by such Note Guarantor on Senior Debt of such Note Guarantor.

            SECTION 12.07. Relative Rights. This Article XII defines the relative rights of Holders and holders of Senior Debt of a Note Guarantor. Nothing in this Indenture shall:

            (a) impair, as between a Note Guarantor and Holders, the obligation of a Note Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in
      Article XI; or

            (b) prevent the Trustee or any Holder from exercising its available remedies upon a default by a Note Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Debt of such Note Guarantor to receive distributions otherwise payable to Holders.

            SECTION 12.08. Subordination May Not Be Impaired by a Note Guarantor. No right of any holder of Senior Debt of a Note Guarantor to enforce the subordination of the obligations of such Note Guarantor hereunder shall be impaired by any act or failure to act by such Note Guarantor or by its failure to comply with this Indenture.

            SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 12.03 or any other provision of this Indenture, the Trustee or the Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments or distributions by the Trustee unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article XII. A Note Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of a Note Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of a Note Guarantor has a Representative, only the Representative may give the notice.

            The Trustee, in its individual or any other capacity, may hold Senior Debt of a Note Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Debt of a Note Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Debt of such Note Guarantor, and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

            SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of a Note Guarantor, the distribution may be made and the notice given to their Representative (if any).

            SECTION 12.11. Article XII Not To Prevent Events of Default or Limit Right To Accelerate. The failure of a Note Guarantor to make a payment on any of its obligations by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default by such Note Guarantor under such obligations. Nothing in this Article XII shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Note Guarantor pursuant to Article XI.

            SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or
(c) upon the Representatives for the holders of Senior Debt of a Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt of such Note Guarantor and other Indebtedness of such Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of a Note Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt of such Note Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing itself to be a holder of Senior Debt or a Representative (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt or a Representative (or a trustee, fiduciary or agent therefor). The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

            SECTION 12.13. Trustee To Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of each of the Note Guarantors as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Debt of a Note Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of a Note Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute, to Holders or the relevant Note Guarantor or any other Person, money or assets to which any holders of Senior Debt of such Note Guarantor shall be entitled by virtue of this Article XII or otherwise.

            SECTION 12.15. Reliance by Holders of Senior Debt of a Note Guarantor on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of a Note Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

            SECTION 12.16. Defeasance. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of, and interest and additional interest on, the Securities shall not be subordinated to the prior payment of any Senior Debt of any Note Guarantor or subject to the restrictions set forth in this Article XII, and none of the Holders shall be obligated to pay over any such amount to a Note Guarantor or any holder of Senior Debt of a Note Guarantor or any other creditor of a Note Guarantor.

                                  ARTICLE XIII

                                  Miscellaneous

            SECTION 13.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

            SECTION 13.02. Notices. Any notice or communication shall be in writing (which may be a facsimile with the original to follow) and delivered in person or mailed by first-class mail addressed as follows:

                            if to the Company(1):

                            Pinnacle Foods Holding Corporation
                            6 Executive Campus
                            Cherry Hill, New Jersey 08002

                            Attention of:
                            M. Kelley Maggs

                            if to the Trustee:

                            Wilmington Trust Company
                            Rodney Square North
                            1100 North Market Street
                            Wilmington, DE 19890-0001

                            Attention of:
                            Corporate Trust Administration

--------------------------
  (1) PLEASE PROVIDE PARTICULARS.

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Sections 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

            (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York or the State of Delaware. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any of the Note Guarantors, shall not have any liability for any obligations of the Company or any of the Note Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 13.11. Successors. All agreements of the Company and each Note Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. Counterparts. The parties may sign any number of copies of this Indenture (which may include counterparts delivered by any standard form of telecommunication with the originals to follow), each of which shall be an original and all of which together shall constitute one and the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        PINNACLE FOODS HOLDING CORPORATION,

                                         By:  /s/ M. KELLEY MAGGS
                                            --------------------------------
                                            Name:  M. Kelley Maggs
                                            Title: Senior Vice President,
                                                   Secretary and General Counsel

                                        PINNACLE FOODS CORPORATION,
                                        PF SALES, LLC,
                                        PF DISTRIBUTION, LLC,
                                        PINNACLE FOODS BRANDS CORPORATION,
                                        PF STANDARDS CORPORATION,
                                        PINNACLE FOODS MANAGEMENT
                                            CORPORATION and
                                        PF SALES (N. CENTRAL REGION) CORP.,
                                        as Note Guarantors

                                         By:  /s/ M. KELLEY MAGGS
                                            --------------------------------
                                            Name:  M. Kelley Maggs
                                            Title: Senior Vice President,
                                                   Secretary and General Counsel

                                        WILMINGTON TRUST COMPANY,
                                        as Trustee,

                                         By:  /s/ JAMES J. MCGINLEY
                                             --------------------------------
                                             Name:  James J. McGinley
                                             Title: Authorized Signer

                                                                      APPENDIX A

                   PROVISIONS RELATING TO ORIGINAL SECURITIES,
                  ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

      1. Definitions

      1.1 Definitions

            For the purposes of this Appendix A the following terms shall have the meanings indicated below:

            "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

            "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

            "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Distribution Compliance Period," with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of
(a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Securities.

            "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

            "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

            "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Initial Purchasers" means J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.

            "Issue Date" means, with respect to any Initial Securities, the date on which such Initial Securities are originally issued.

            "Purchase Agreement" means (a) (i) the Purchase Agreement dated November 20, 2003, among Crunch Acquisition Corp., a Delaware corporation, and the Initial Purchasers and (ii) the Joinder to the Purchase Agreement dated November 25, 2003, among the Company, the Note Guarantors and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registered Exchange Offer" means an offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

            "Registration Agreement" means (a) the Exchange and Registration Rights Agreement dated November 25, 2003, among the Company, the Note Guarantors and the Initial Purchasers and (b) any other similar Exchange and Registration Rights Agreement relating to Additional Securities.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

            "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

            "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

            "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

            "Transfer-Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

      1.2 Other Definitions

                                                      Defined
                  Term:                             in Section:
                                                    ----------
"Agent Members".............................          2.1(c)
"IAI Global Security".......................          2.1(b)
"Global Security"...........................          2.1(b)
"Regulation S Global Security"..............          2.1(b)
"Rule 144A Global Security".................          2.1(b)

      2. The Securities

      2.1 Form and Dating

            (a) The Original Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Original Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

            (b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Distribution Compliance Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities," provided, that the term "Global Security" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 of this Appendix shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee.

            (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by an Officer, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

      2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $200,000,000, (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount and (c) the Exchange Securities for issue only in a Registered Exchange Offer, in the case of (c) pursuant to the Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Original Securities, Additional Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time is unlimited. In the case of the authentication of Exchange Securities, the Company shall deliver an Opinion of Counsel and an Officers' Certificate certifying as to the effectiveness of a registration statement and absence of a stop order suspending the effectiveness of such Registration Statement and authorizing the cancelation of Initial Securities in exchange for Exchange Securities.

      2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

            (i) to register the transfer of such Definitive Securities; or

            (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

            (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (2) in the case of Definitive Securities which are Transfer-Restricted Securities, are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Securities are being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                  (B) if such Definitive Securities are being transferred to the
            Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                  (C) if such Definitive Securities are being transferred
            pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i) and (z) in the case of a transfer to an IAI, a signed letter substantially in the form of Exhibit D.

            (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

            (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D, and in the case of clause (2), an opinion of counsel as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i) or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

            (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

            (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee and an opinion of counsel or other evidence reasonably satisfactory to the Trustee as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

            (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

            (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (d) Restrictions on Transfer of Regulation S Global Security. (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only
(1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or
(2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

            (ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

            (e) Legend.

            (i) Except as permitted by the following paragraphs (ii), (iii) or
      (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY,
      (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE

      SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
      (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Security shall bear the following additional legend:

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

            (ii) Upon any sale or transfer of a Transfer-Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer-Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer-Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

            (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

            (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

            (v) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

            (vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

            (f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced or increased, as the case may be, and an adjustment shall be made on the books and records of the Trustee to reflect such reduction or increase, as the case may be.

            (g) Obligations with Respect to Transfers and Exchanges of
Securities.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

            (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (h) No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of Beneficial Owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or Beneficial Owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4 Definitive Securities

            (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the Beneficial Owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

            (b) Any Global Security that is transferable to the Beneficial Owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the Restricted Securities Legend.

            (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE

ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      Each Definitive Security shall bear the following additional legend:

      IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________

                    8 1/4% Senior Subordinated Note due 2013

                                                          CUSIP No. ____________
                                                           ISIN No. ____________

      PINNACLE FOODS HOLDING CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $_____, as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture, on December 1, 2013.

      Interest Payment Dates: June 1 and December 1.

      Record Dates: May 15 and November 15.

                                                                       EXHIBIT A

      Additional provisions of this Security are set forth on the other side of this Security.

      IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                       PINNACLE FOODS HOLDING CORPORATION,

                                          By
                                            ____________________________________
                                            Name:
                                            Title:

Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

WILMINGTON TRUST COMPANY,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

By:_________________________
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                    8 1/4% Senior Subordinated Note due 2013

1. Interest

      (a) PINNACLE FOODS HOLDING CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 25, 2003 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      (b) Additional Interest. The Holder of this Security is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of November 25, 2003, among the Company, each of Pinnacle Foods Corporation, PF Sales, LLC, PF Distribution, LLC, Pinnacle Foods Brands Corporation, PF Standards Corporation, Pinnacle Foods Management Corporation and PF Sales (N. Central Region) Corp. (collectively, the "Note Guarantors") and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the Commission on or prior to 270 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 330 days after the Issue Date, (iii) the Registered Exchange Offer is not consummated on or prior to 360 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 360 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company shall pay additional interest to each Holder of Transfer-Restricted Securities during the period of such Registration Default in an amount equal to 1% per annum of the principal amount of the Securities constituting Transfer-Restricted Securities held by such Holder until the applicable Registration Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be; provided that that the Company shall not be required to pay additional interest for more than one Registration Default at any given time. All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Securities on semiannual payment dates that correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest. For purposes of the foregoing, "Transfer-Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer (it being understood that the requirement that an Exchange Dealer deliver a prospectus in connection with sales of Exchange Securities acquired in the Registered Exchange Offer shall not mean that the Exchange Security is not freely transferable), (ii) each Initial Security until the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security until the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2. Method of Payment

      The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, additional interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, additional interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, interest and additional interest, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or additional interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

      Initially, WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

      The Company issued the Securities under an Indenture dated as of November 25, 2003 (the "Indenture"), among the Company, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

      The Securities are senior subordinated obligations of the Company. This Security is one of the [Original Securities] [Additional Securities] referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness and issue Preferred Stock, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, make Asset Sales, incur Liens and incur Senior Subordinated Debt. The Indenture also imposes limitations on the ability of the Company and each Note Guarantor to consolidate or merge with or into any other Person or the Company to convey, transfer or lease all or substantially all its property.

      To guarantee the due and punctual payment of the principal, interest and additional interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

      Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company prior to December 1, 2008. The Securities may be redeemed, in whole or in part, at any time prior to December 1, 2008, at the option of the Company upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption shall be made in accordance with the procedures set forth in the Indenture.

      "Applicable Premium" means, with respect to any note on any applicable redemption date, the greater of (1) 1.0% of the then outstanding principal amount of the Security and (2) the excess of (a) the present value at such redemption date of (i) the redemption price of the Security at December 1, 2008 (such redemption price being described below) plus (ii) all required interest payments due on the Security through December 1, 2008 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Security, if greater.

      "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 1, 2008; provided, however, that if the period from such redemption date to December 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      On or after December 1, 2008, the Securities shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

                                                           REDEMPTION
YEAR                                                         PRICE
----                                                         -----
2008                                                        104.125%
2009                                                        102.750%
2010                                                        101.375%
2011 and thereafter                                         100.000%

      In addition, at any time prior to December 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities issued under the Indenture (calculated after giving effect to the issuance of Additional Securities) at a redemption price of 108.250% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings by the Company, Holdings or CEH (so long as such Net Cash Proceeds are contributed to the Company as common equity); provided, however, that at least 65% of the aggregate principal amount of Securities issued under the Indenture (calculated after giving effect to the issuance of Additional Securities) remains outstanding immediately after the redemption (excluding any Securities held by the Company and its Subsidiaries). Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6. Sinking Fund

      The Securities are not subject to any sinking fund.

7. Notice of Redemption

      Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest and premium, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest (and, if applicable, additional interest) ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

      Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of the Securities of such Holder at a purchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest and additional interest, if any, on the Securities repurchased, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

      In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9. Subordination

      The Securities and Note Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities and Note Guarantees may be paid. The Company and each Note Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange

      The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with, and subject to the restrictions on transfer and exchange set forth in, the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay all taxes or similar government charges due on transfer or exchange. The Company is not required to transfer or exchange any Security selected for redemption except the unredeemed portion of any Security being redeemed in part. Also, the Company is not required to transfer or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or between a record date and its related interest payment date.

11. Persons Deemed Owners

      Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

      If money for the payment principal, interest or additional interest, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance

      Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and liquidated damages, if any, on, the Securities to redemption or maturity, as the case may be. In addition, the Company must deliver an Officers'

Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

14. Amendment, Waiver

      Subject to certain exceptions set forth in the Indenture, the Securities and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities ((including any Additional Securities, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or Event of Default or compliance with any provision of the Indenture or the Securities or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iii) to provide for the assumption of the Company's or any Note Guarantor's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's or a Note Guarantor's assets,
(iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) to add a Note Guarantor, (vi) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vii) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt of the Company (or any representative thereof) under such subordination provisions, (viii) to secure the Securities and the Note Guarantees or (ix) to provide for the issuance of Additional Securities in accordance with the terms of the Indenture.

15. Defaults and Remedies

      If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy or insolvency or reorganization of the Company or any Significant Subsidiary) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (i) the acceleration of any Indebtedness under the Credit Agreement and (ii) five Business Days after receipt by the Company of written notice of such acceleration. Certain Defaults shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or its Subsidiary, as applicable, does not cure such Default within the time specified in the Indenture after receipt of such notice. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary occurs, all outstanding Securities shall become due and payable immediately without further action or notice. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or additional interest.

      The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium and additional interest, if any, on, or the principal of, the Securities.

      The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee a statement specifying such Default or Event of Default.

16. Trustee Dealings with the Company

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

      A director, officer, employee, incorporator or stockholder, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company or the Note Guarantors under the Securities, the Indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Authentication

      This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. Governing Law

      THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP and ISIN Numbers

      The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint            agent to transfer this Security on the books
of the Company. The agent may substitute another to act for him.

Date:  ________________ Your Signature:  _____________________

Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)   [ ]   to the Company; or

(2)   [ ]   to the Registrar for registration in the name of the Holder, without transfer; or

(3)   [ ]   pursuant to an effective registration statement under the Securities
            Act of 1933; or

(4)   [ ]   inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)   [ ]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Distribution
            Compliance Period (as defined in the Indenture); or

(6)   [ ]   to an institutional "accredited investor" (as defined in Rule
            501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the

            Trustee a signed letter containing certain representations and agreements; or

(7)   [ ]   pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

            Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                     ___________________________
                                                     Your Signature

Signature Guarantee:

Date:  ___________________                           __________________________
Signature must be guaranteed                         Signature of Signature
by a participant in a                                Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________                            ______________________________
                                                  NOTICE: To be executed by
                                                          an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

      IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET SALES) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                      ASSET SALES [ ] CHANGE OF CONTROL [ ]

      IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE:  __________________ YOUR SIGNATURE:  __________________

(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)

SIGNATURE GUARANTEE: _______________________________________

                     SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT C

                       [FORM OF FACE OF EXCHANGE SECURITY]
                           [Global Securities Legend]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                                  $__________

                    8 1/4% Senior Subordinated Note due 2013

                                                           CUSIP No. __________
                                                            ISIN No. __________

      PINNACLE FOODS HOLDING CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $______, as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture, on December 1, 2013.

      Interest Payment Dates: June 1 and December 1.

      Record Dates: May 15 and November 15.

      Additional provisions of this Security are set forth on the other side of this Security.

      IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                                PINNACLE FOODS HOLDING
                                                CORPORATION,

                                                  By

                                                       _________________________
                                                       Name:
                                                       Title:

Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

WILMINGTON TRUST COMPANY,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

         by

            ______________________________
                Authorized Signatory

------------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY."

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                    8 1/4% SENIOR SUBORDINATED NOTE DUE 2013

1. Interest

      (a) PINNACLE FOODS HOLDING CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 25, 2003 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      [(b) Additional Interest. The Holder of this Security is entitled to the benefits of an [Exchange and Registration Rights Agreement, dated as of November 25, 2003, among the Company, each of Pinnacle Foods Corporation, PF Sales, LLC, PF Distribution, LLC, Pinnacle Foods Brands Corporation, PF Standards Corporation, Pinnacle Foods Management Corporation and PF Sales (N. Central Region) Corp. (collectively, the "Note Guarantors") and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the Commission on or prior to 270 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 330 days after the Issue Date, (iii) the Registered Exchange Offer is not consummated on or prior to 360 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 360 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company shall pay additional interest to each Holder of Transfer-Restricted Securities during the period of such Registration Default in an amount equal to 1% per annum of the principal amount of the Securities constituting Transfer-Restricted Securities held by such Holder until the applicable Registration Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be; provided that that the Company shall not be required to pay additional interest for more than one Registration Default at any given time. All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Securities on semiannual payment dates that correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest. For purposes of the foregoing, "Transfer-Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer (it being understood that the requirement that an Exchange Dealer deliver a prospectus in connection with sales of Exchange Securities acquired in the Registered Exchange Offer shall not mean that the Exchange Security is not freely transferable), (ii) each Initial Security until the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security until the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.]

2. Method of Payment

      The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, additional interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, additional interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, interest and additional interest, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or additional interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

      Initially, WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

      The Company issued the Securities under an Indenture dated as of November 25, 2003 (the "Indenture"), among the Company, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

      The Securities are senior subordinated obligations of the Company. This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness and issue Preferred Stock, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, make Asset Sales, incur Liens and incur Senior Subordinated Debt. The Indenture also imposes limitations on the ability of the Company and each Note Guarantor to consolidate or merge with or into any other Person or the Company to convey, transfer or lease all or substantially all of its property.

      To guarantee the due and punctual payment of the principal, interest and additional interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption

      Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company prior to December 1, 2008. The Securities may be redeemed, in whole or in part, at any time prior to December 1, 2008, at the option of the Company upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption shall be made in accordance with the procedures set forth in the Indenture.

      "Applicable Premium" means, with respect to any note on any applicable redemption date, the greater of (1) 1.0% of the then outstanding principal amount of the Security and (2) the excess of (a) the present value at such redemption date of (i) the redemption price of the Security at December 1, 2008 (such redemption price being described below) plus (ii) all required interest payments due on the Security through December 1, 2008 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Security, if greater.

      "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 1, 2008; provided, however, that if the period from such redemption date to December 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      On or after December 1, 2008, the Securities shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:


                                                           REDEMPTION
YEAR                                                         PRICE
----                                                         -----
2008                                                        104.125%
2009                                                        102.750%
2010                                                        101.375%
2011 and thereafter                                         100.000%

      In addition, at any time prior to December 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities issued under the Indenture (calculated after giving effect to the issuance of Additional Securities) at a redemption price of 108.250% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings by the Company, Holdings or CEH (so long as such Net Cash Proceeds are contributed to the Company as common equity); provided, however, that at least 65% of the aggregate principal amount of Securities issued under the Indenture (calculated after giving effect to the issuance of Additional Securities) remains outstanding immediately after the redemption (excluding any Securities held by the Company and its Subsidiaries). Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6. Sinking Fund

      The Securities are not subject to any sinking fund.

7. Notice of Redemption

      Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest (and, if applicable, additional interest) ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

      Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of the Securities of such Holder at a purchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest and additional interest, if any, on the Securities repurchased, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

      In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9. Subordination

      The Securities and Note Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities and Note Guarantees may be paid. The Company and each Note Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange

      The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with, and subject to the restrictions on transfer and exchange set forth in, the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay all taxes or similar government charges due on transfer or exchange. The Company is not required to transfer or exchange any Security selected for redemption except the unredeemed portion of any Security being redeemed in part. Also, the Company is not required to transfer or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or between a record date and its related interest payment date.

11. Persons Deemed Owners

      Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

      If money for the payment principal, interest or additional interest, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance

      Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and liquidated damages, if any, on, the Securities to redemption or maturity, as the case may be. In addition, the Company must deliver an Officers'

Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

14. Amendment, Waiver

      Subject to certain exceptions set forth in the Indenture, the Securities and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities ((including any Additional Securities, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or Event of Default or compliance with any provision of the Indenture or the Securities or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iii) to provide for the assumption of the Company's or any Note Guarantor's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's or a Note Guarantor's assets,
(iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) to add a Note Guarantor, (vi) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vii) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt of the Company (or any representative thereof) under such subordination provisions, (viii) to secure the Securities and the Note Guarantees or (ix) to provide for the issuance of Additional Securities in accordance with the terms of the Indenture.

15. Defaults and Remedies

      If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy or insolvency or reorganization of the Company or any Significant Subsidiary) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (i) the acceleration of any Indebtedness under the Credit Agreement and (ii) five Business Days after receipt by the Company of written notice of such acceleration. Certain Defaults shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or its Subsidiary, as applicable, does not cure such Default within the time specified in the Indenture after receipt of such notice. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary occurs, all outstanding Securities shall become due and payable immediately without further action or notice. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or additional interest.

      The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium and additional interest, if any, on, or the principal of, the Securities.

      The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee a statement specifying such Default or Event of Default.

16. Trustee Dealings with the Company

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

      A director, officer, employee, incorporator or stockholder, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company or the Note Guarantors under the Securities, the Indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Authentication

      This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. Governing Law

      THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP and ISIN Numbers

      The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint             agent to transfer this Security on the books
of the Company. The agent may substitute another to act for him.

Date:  ________________ Your Signature:  _____________________

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

      IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET SALES) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                      ASSET SALES [ ] CHANGE OF CONTROL [ ]

      IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE:  __________________ YOUR SIGNATURE:  __________________

(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)

SIGNATURE GUARANTEE: _______________________________________

                     SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                         FORM OF SUPPLEMENTAL INDENTURE



                              SUPPLEMENTAL INDENTURE (this "Supplemental
                        "Indenture") dated as of , 20[ ] among [GUARANTOR] (the "New Guarantor"), a subsidiary of PINNACLE FOODS HOLDING CORPORATION (or its successor), a Delaware corporation (the "Company"), [EXISTING GUARANTORS] and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

      WHEREAS the Company and [OLD GUARANTORS] (the "Existing Guarantors") has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of November 25, 2003, providing for the issuance of an aggregate principal amount of $200,000,000 of 8 1/4% Senior Subordinated Notes due 2013 (the "Securities");

      WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

      WHEREAS pursuant to Section 11.07 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

      1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Articles XI and XII the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

      2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

      3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

      5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                                [NEW GUARANTOR],
                                                  By

                                                     ___________________________
                                                     Name:
                                                     Title:

                                                PINNACLE FOODS HOLDING
                                                CORPORATION,
                                                  By

                                                     ___________________________
                                                     Name:
                                                     Title:

                                                [EXISTING GUARANTORS],
                                                  By

                                                     ___________________________
                                                     Name:
                                                     Title:

                                                WILMINGTON TRUST COMPANY, as
                                                Trustee,
                                                  By

                                                     ___________________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT D

                                     Form of
                       Transferee Letter of Representation

Pinnacle Foods Holding Corporation
6 Executive Campus
Cherry Hill, New Jersey  08002

In care of

[           ]

Ladies and Gentlemen:

      This certificate is delivered to request a transfer of $ principal amount of the 8 1/4% Senior Subordinated Notes due 2013 (the "Securities") of Pinnacle Foods Holding Corporation (the "Issuer").

      Upon transfer, the Securities would be registered in the name of the new Beneficial Owner as follows:

Name:__________________________________________________________________

Address:_______________________________________________________________

Taxpayer ID Number:____________________________________________________

      The undersigned represents and warrants to you that:

1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the

Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case, in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                                  TRANSFEREE:_________________,

                                                    by:________________________